Exhibit 32

Certifications of Chief Executive Officer and Chief Financial Officer

Section 1350

In connection with the Annual Report of Material Sciences Corporation (the “Company”) on Form 10-K for the fiscal year ended February 28, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Clifford D. Nastas, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 14, 2009

By:	/s/ CLIFFORD D. NASTAS
Clifford D. Nastas Chief Executive Officer

In connection with the Report, I, James M. Froisland, Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 14, 2009

By:	/s/ JAMES M. FROISLAND
James M. Froisland Senior Vice President, Chief Financial Officer, Chief Information Officer and Corporate Secretary

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